Exhibit 99.1

For Immediate Release

Cephalon Reported Financial Results

For The Second Quarter Of 2011

Sales For The Period Were $730 Million

Basic Income Per Common Share Increased 31 Percent

Frazer, Pa. — August 2, 2011 — Cephalon, Inc. (Nasdaq: CEPH) today reported second quarter 2011 net sales of $730.1 million, a 2 percent increase compared to net sales of $712.4 million for the second quarter of 2010.  Basic income per common share for the period was $1.54 compared to $1.18 for the second quarter of 2010.  Excluding amortization expense and certain other items, adjusted net income for the second quarter of 2011 was $142.6 million, a 14 percent decrease versus the same period in 2010.  Basic adjusted income per common share for the quarter was $1.86, a 15 percent decrease from the $2.20 for the second quarter of 2010.

Central nervous system (CNS) franchise net sales were $332.3 million during the quarter, a 5 percent decrease compared to the same period last year.  Pain franchise reported net sales of $140.6 million, a 4 percent increase versus second quarter 2010.  Oncology franchise net sales were $158.8 million, a 22 percent increase over the same period last year due to strong net sales of TREANDA® (bendamustine hydrochloride) of $125.8 million.  Sales of other products remained relatively constant at $98.5 million.

During the second quarter 2011 Cephalon recorded net cash provided by operating activities of $74.2 million and ended the period with $997.5 million of cash and cash equivalents.

“We continue to work with both US and European authorities to obtain all necessary regulatory approvals in order to close the transaction with Teva,” said Kevin Buchi, Chief Executive Officer.

About Cephalon, Inc.

Cephalon is a global biopharmaceutical company dedicated to discovering, developing and bringing to market medications to improve the quality of life of individuals around the world. Since its inception in 1987, Cephalon has brought first-in-class and best-in-class medicines to patients in several therapeutic areas. Cephalon has the distinction of being one of the world’s fastest-growing biopharmaceutical companies, now among the Fortune 1000 and a

SOURCE:  Cephalon, Inc.  •  41 Moores Road  •  Frazer, PA 19355  •  (610) 344-0200  •  Fax (610) 344-0065

member of the S&P 500 Index, employing approximately 4,000 people worldwide. The company sells numerous branded and generic products around the world. In total, Cephalon sells more than 180 products in more than 100 countries. More information on Cephalon and its products is available at http://www.cephalon.com/.

# # #

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding Teva’s proposed acquisition of Cephalon; anticipated scientific progress on its research programs; development of potential pharmaceutical products; interpretation of clinical results; prospects for regulatory approval; manufacturing development and capabilities; market prospects for its products; and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

This press release and/or the financial results attached to this press release include “Adjusted Net Income,” “Basic Adjusted Income per Common Share,” and “Diluted Adjusted Income Per Common Share,” amounts that are considered “non-GAAP financial measures” under SEC rules. As required, we have provided reconciliations of these measures. Additional required information is located in the Form 8-K furnished to the SEC in connection with this press release.

Source: Cephalon, Inc.

Contacts:

Media:	Investors:
Fritz Bittenbender	Robert (Chip) Merritt
610-883-5855	610-738-6376
fbittenb@cephalon.com	cmerritt@cephalon.com

Natalie deVane	Joseph Marczely
610-727-6536	610-883-5894
ndevane@cephalon.com	jmarczely@cephalon.com

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
REVENUES:
Net sales	$730,100	$712,435	$1,466,102	$1,289,116
Other revenues	8,163	14,475	17,274	34,379
	738,263	726,910	1,483,376	1,323,495
COSTS AND EXPENSES:
Cost of sales	123,667	170,739	281,650	275,782
Research and development	134,851	101,261	257,164	206,638
Selling, general and administrative	276,068	258,468	526,754	463,109
Change in fair value of contingent consideration	2,600	—	4,401	—
Restructuring charges	4,279	4,581	5,137	5,325
Acquired in-process research and development	—	—	30,000	—
Impairment and (gain) loss on sale of assets	48,408	—	54,056	—
	589,873	535,049	1,159,162	950,854

INCOME FROM OPERATIONS	148,390	191,861	324,214	372,641

OTHER INCOME (EXPENSE):
Interest income	1,253	1,300	2,270	3,230
Interest expense	(24,475)	(28,182)	(48,682)	(54,973)
Change in fair value of investments	99,473	—	264,208	—
Other income (expense), net	(26,360)	(9,332)	(29,388)	(16,603)
	49,891	(36,214)	188,408	(68,346)

INCOME BEFORE INCOME TAXES	198,281	155,647	512,622	304,295

INCOME TAX EXPENSE	83,089	63,254	185,820	111,565

NET INCOME	115,192	92,393	326,802	192,730

NET LOSS (INCOME) ATTRIBUTABLE TO NONCONTROLLING INTEREST	2,983	(3,329)	2,461	6,899

NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$118,175	$89,064	$329,263	$199,629

BASIC INCOME PER COMMON SHARE ATTRIBUTABLE TO CEPHALON, INC.	$1.54	$1.18	$4.32	$2.66

DILUTED INCOME PER COMMON SHARE ATTRIBUTABLE TO CEPHALON, INC.	$1.34	$1.11	$3.97	$2.46

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING ATTRIBUTABLE TO CEPHALON, INC.	76,679	75,192	76,213	75,092

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION ATTRIBUTABLE TO CEPHALON, INC.	88,303	80,507	82,871	81,223

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income to Adjusted Net Income Attributable to Cephalon, Inc.

(Unaudited)

	Three Months Ended
	June 30,
	2011		2010

GAAP NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$118,175		$89,064

Cost of sales adjustments	(834	)(1)	52,209	(1)
Research and development adjustments	320	(2)	317	(2)
Selling, general and administrative adjustments	24,774	(3)	9,225	(3)
Change in fair value of contingent consideration adjustment	2,600	(4)
Restructuring adjustment	4,279	(5)	4,581	(5)
Impairment and (gain) loss on sale of assets adjustment	48,408	(6)
Interest expense adjustment	16,016	(7)	18,476	(7)
Change in fair value of investments adjustment	(99,473	)(8)
Other (income) expense adjustment	16,483	(9)	5,398	(9)
Income tax adjustment	11,875	(10)	(14,017	)(10)
*Noncontrolling Interest adjustments:
Other revenues	—		—
Research and development	1,214		(2,018)
Selling, general and administrative	706		200
Interest income	—		—
Interest expense	424		(3)
Other income (expense)	—		1
Income taxes	—		(2,658)
Less amount attributable to noncontrolling interest	(2,344)		4,478
	24,448		76,189

ADJUSTED NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$142,623		$165,253

BASIC ADJUSTED INCOME PER COMMON SHARE	$1.86		$2.20

DILUTED ADJUSTED INCOME PER COMMON SHARE	$1.62		$2.05

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	76,679		75,192

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	88,303		80,507

* Amounts recorded by our Variable Interest Entities that have been excluded from net income attributable to Cephalon, Inc.

Notes to Reconciliation of GAAP Net Income to Adjusted Net Income

(1)

To exclude the on-going amortization of acquired intangible assets ($26.9M in 2011: $32.2M in 2010), the reversal of a royalty accrual related to AMRIX sales milestones that are no longer expected to be payable ($27.8M in 2011), accelerated depreciation related to restructuring ($5.5M in 2010), amortization of inventory revaluation related to Mepha ($5.0M in 2010) and the write-off of modafinil purchase commitments in excess of estimated requirements ($9.4M in 2010).

(2)	To exclude accelerated depreciation related to worldwide restructuring ($0.3M in 2011 and 2010).

(3)

In 2011, to exclude charges related to the unsolicited proposal we received from Valeant Pharmaceuticals International and the Agreement and Plan of Merger with Teva Pharmaceutical Industries Ltd. ($20.9M), and charges associated with recent acquisitions. In 2010, to exclude charges related to the acquisition of Mepha ($7.9M) and the acquisition of Ception noncontrolling interest ($1.4M).

(4)	In 2011, to exclude the change in fair value of the Ception Therapeutics, Inc. ($1.4M), BioAssets Development Company ($0.3M) and Gemin X Pharmaceuticals ($0.9M) contingent consideration.

(5)	To exclude costs related to restructurings.

(6)	In 2011, to exclude costs related to the impairments of AMRIX ($43.3M) and Mepha in-process research and development ($5.2M).

(7)	To exclude imputed interest expense associated with convertible debt.

(8)	In 2011, to exclude the change in fair value of our investments in Mesoblast Ltd. ($91.2M) and ChemGenex Pharmaceuticals Ltd. ($8.3M).

(9)

In 2011, to exclude costs and changes in fair value of certain derivative contracts ($16.5M). In 2010, to exclude losses related to the acquisition of Mepha AG, including a loss on foreign exchange derivative instruments ($2.9M) and a loss on foreign exchange of Swiss Franc acquisition funds ($2.5M).

(10)

To reflect the tax effect of pre-tax adjustments at applicable tax rates and certain other tax adjustments primarily related to changes in valuation allowances and other changes in tax assets and liabilities.

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income to Adjusted Net Income Attributable to Cephalon, Inc.

(Unaudited)

	Six Months Ended
	June 30,
	2011		2010

GAAP NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$329,263		$199,629

Cost of sales adjustments	28,284	(1)	83,175	(1)
Research and development adjustments	320	(2)	676	(2)
Selling, general and administrative adjustments	25,704	(3)	11,502	(3)
Change in fair value of contingent consideration adjustments	4,401	(4)	—
Restructuring adjustment	5,137	(5)	5,325	(5)
Acquired in-process research and development adjustments	30,000	(6)	—
Impairment and (gain) loss on sale of assets adjustment	54,056	(7)	—
Interest expense adjustment	31,691	(8)	36,055	(8)
Change in fair value of investments adjustments	(264,208	)(9)	—
Other (income) expense adjustment	16,989	(10)	11,567	(10)
Income tax adjustment	39,359	(11)	(38,690	)(11)
*Noncontrolling Interest adjustments:
Other revenues	—		(31)
Research and development	1,417		6,094
Selling, general and administrative	1,063		3,222
Other income (expense)	—		166
Interest income	—		(7)
Interest expense	723		154
Income taxes	—		(3,848)
Less amount attributable to noncontrolling interest	(3,203)		(5,750)
	(28,267)		109,610

ADJUSTED NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$300,996		$309,239

BASIC ADJUSTED INCOME PER COMMON SHARE	$3.95		$4.12

DILUTED ADJUSTED INCOME PER COMMON SHARE	$3.63		$3.81

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	76,213		75,092

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	82,871		81,223

* Amounts recorded by our Variable Interest Entities that have been excluded from net income attributable to Cephalon, Inc.

Notes to Reconciliation of GAAP Net Income to Adjusted Net Income

(1)                   To exclude the on-going amortization of acquired intangible assets ($56.0M in 2011; $58.0M in 2010), the reversal of a royalty accrual related to AMRIX sales milestones that are no longer expected to be payable ($27.8M in 2011), accelerated depreciation related to restructuring ($10.7M in 2010), amortization of inventory revaluation related to Mepha ($5.0M in 2010) and the write-off of modafinil purchase commitments in excess of estimated requirements ($9.4M in 2010).

(2)                   To exclude accelerated depreciation related to restructuring.

(3)                   In 2011, to exclude charges related to the unsolicited proposal we received from Valeant Pharmaceuticals International and the Agreement and Plan of Merger with Teva Pharmaceutical Industries Ltd. ($20.9M), and charges associated with recent acquisitions.  In 2010, to exclude charges related to the acquisition of Mepha ($10.1M) and the acquisition of Ception noncontrolling interest ($1.4M).

(4)                   In 2011, to exclude the change in fair value of the Ception Therapeutics, Inc. ($2.7M), BioAssets Development Company ($0.8M) and Gemin X Pharmaceuticals ($0.9M) contingent consideration.

(5)                   To exclude costs related to restructurings.

(6)                   In 2011, to exclude costs related to the acquisition of worldwide license rights to Mesoblast Limited’s proprietary technology platform.

(7)                   In 2011, to exclude costs related to the impairments of AMRIX ($43.3M) and Mepha in-process research and development ($5.2M) and costs associated with our plant to sell our manufacturing facility in Mitry Mory, France ($6.1M), offset by a gain on the sale of our facility in Savigny le Temple, France ($0.4M).

(8)                   To exclude imputed interest expense associated with convertible debt.

(9)                   In 2011, to exclude the change in fair value of our investments in Mesoblast Ltd. ($250.8M) and ChemGenex Pharmaceuticals Ltd. ($13.4M).

(10)            In 2011, to exclude costs and changes in fair value of certain derivative contracts ($17.0M).  In 2010, to exclude losses related to the  acquisition of Mepha AG, including a loss on foreign exchange derivative instruments ($9.1M) and a loss on foreign exchange of Swiss Franc acquisition funds ($2.5M).

(11)            To reflect the tax effect of pre-tax adjustments at applicable tax rates and certain other tax adjustments primarily related to; changes in valuation allowances and other changes in tax assets and liabilities.

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED SALES DETAIL

(In thousands)

(Unaudited)

	Three Months Ended						%
	June 30,						Increase
	2011			2010			(Decrease)
	United States	Europe	Total	United States	Europe	Total	United States	Europe	Total
Sales:
CNS
Proprietary CNS
PROVIGIL	$237,684	$13,462	$251,146	$268,550	$16,280	$284,830	(11)%	(17)%	(12)%
NUVIGIL	58,576	—	58,576	40,968	—	40,968	43	—	43
GABITRIL	8,765	1,165	9,930	11,118	1,024	12,142	(21)	14	(18)
Other Proprietary CNS	—	2,608	2,608	—	2,652	2,652	—	(2)	(2)
Generic CNS	—	9,990	9,990	—	8,574	8,574	—	17	17
CNS	305,025	27,225	332,250	320,636	28,530	349,166	(5)	(5)	(5)

Pain
Proprietary Pain
FENTORA	41,910	9,516	51,426	38,861	5,661	44,522	8	68	16
Other Proprietary Pain	—	—	—	—	49	49	—	(100)	(100)
Generic Pain
ACTIQ	14,607	15,387	29,994	14,471	14,067	28,538	1	9	5
Generic OTFC	6,015	—	6,015	11,535	—	11,535	(48)	—	(48)
AMRIX	13,554	—	13,554	28,548	—	28,548	(53)	—	(53)
Generic AMRIX	11,420	—	11,420	—	—	—	100	—	100
Other Generic Pain	—	28,224	28,224	—	21,556	21,556	—	31	31
Pain	87,506	53,127	140,633	93,415	41,333	134,748	(6)	29	4

Oncology
Proprietary Oncology
TREANDA	125,847	—	125,847	99,732	—	99,732	26	—	26
Other Proprietary Oncology	5,017	21,699	26,716	6,253	18,769	25,022	(20)	16	7
Generic Oncology	—	6,188	6,188	—	5,704	5,704	—	8	8
Oncology	130,864	27,887	158,751	105,985	24,473	130,458	23	14	22

Other
Other Proprietary	4,726	1,804	6,530	2,883	1,754	4,637	64	3	41
Other Generic	4,536	87,400	91,936	3,058	90,368	93,426	48	(3)	(2)
Other	9,262	89,204	98,466	5,941	92,122	98,063	56	(3)	0

	$532,657	$197,443	$730,100	$525,977	$186,458	$712,435	1%	6%	2%

	Six Months Ended						%
	June 30,						Increase
	2011			2010			(Decrease)
	United States	Europe	Total	United States	Europe	Total	United States	Europe	Total
Sales:
CNS
Proprietary CNS
PROVIGIL	$481,027	$28,515	$509,542	$513,151	$34,130	$547,281	(6)%	(16)%	(7)%
NUVIGIL	110,608	—	110,608	75,890	—	75,890	46	—	46
GABITRIL	19,803	2,254	22,057	19,417	2,486	21,903	2	(9)	1
Other Proprietary CNS	—	4,961	4,961	—	5,658	5,658	—	(12)	(12)
Generic CNS	—	19,765	19,765	—	10,885	10,885	—	82	82
CNS	611,438	55,495	666,933	608,458	53,159	661,617	0	4	1

Pain
Proprietary Pain
FENTORA	80,953	16,874	97,827	77,341	9,390	86,731	5	80	13
Other Proprietary Pain	—	61	61	—	108	108	—	(44)	(44)
Generic Pain
ACTIQ	30,093	28,056	58,149	29,411	32,558	61,969	2	(14)	(6)
Generic OTFC	15,038	—	15,038	24,314	—	24,314	(38)	—	(38)
AMRIX	36,586	—	36,586	53,683	—	53,683	(32)	—	(32)
Generic AMRIX	11,420	—	11,420	—	—	—	100	—	100
Other Generic Pain	—	52,090	52,090	—	23,698	23,698	—	120	120
Pain	174,090	97,081	271,171	184,749	65,754	250,503	(6)	48	8

Oncology
Proprietary Oncology
TREANDA	243,572	—	243,572	180,989	—	180,989	35	—	35
Other Proprietary Oncology	10,520	41,433	51,953	10,808	38,960	49,768	(3)	6	4
Generic Oncology	—	12,366	12,366	—	9,858	9,858	—	25	25
Oncology	254,092	53,799	307,891	191,797	48,818	240,615	32	10	28

Other
Other Proprietary	10,731	4,018	14,749	8,247	1,754	10,001	30	129	47
Other Generic	11,687	193,671	205,358	7,154	119,226	126,380	63	62	62
Other	22,418	197,689	220,107	15,401	120,980	136,381	46	63	61

	$1,062,038	$404,064	$1,466,102	$1,000,405	$288,711	$1,289,116	6%	40%	14%

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	June 30,	December 31,
	2011	2010
CURRENT ASSETS:
Cash and cash equivalents	$997,476	$1,160,239
Receivables, net	486,519	431,333
Inventory, net	305,421	291,360
Deferred tax assets, net	206,895	213,798
Other current assets	98,272	54,845
Total current assets	2,094,583	2,151,575

INVESTMENTS ($505,800 and $155,808 at fair value in 2011 and 2010, respectively)	528,067	168,494
PROPERTY AND EQUIPMENT, net	507,152	502,856
GOODWILL	866,272	822,071
INTANGIBLE ASSETS, net	1,724,246	1,212,387
DEBT ISSUANCE COSTS	11,829	14,196
OTHER ASSETS	20,937	20,254
	$5,753,086	$4,891,833

CURRENT LIABILITIES:
Current portion of long-term debt, net	$672,102	$651,997
Accounts payable	120,128	104,477
Accrued expenses	479,080	460,141
Total current liabilities	1,271,310	1,216,615

LONG-TERM DEBT	405,985	391,416
DEFERRED TAX LIABILITIES, net	237,487	172,589
OTHER LIABILITIES	303,366	273,438
Total liabilities	2,218,148	2,054,058

REDEEMABLE EQUITY	153,600	170,183

EQUITY:
Cephalon Stockholders’ Equity
Common stock, $0.01 par value	813	791
Additional paid-in capital	2,633,913	2,428,450
Treasury stock, at cost	(225,881)	(225,870)
Accumulated earnings	576,349	247,086
Accumulated other comprehensive income	316,649	182,975
Total Cephalon stockholders’ equity	3,301,843	2,633,432
Noncontrolling Interest	79,495	34,160
Total equity	3,381,338	2,667,592
	$5,753,086	$4,891,833

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$326,802	$192,730
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax expense (benefit)	52,156	(18,059)
Shortfall tax benefits from stock-based compensation	(331)	(559)
Depreciation and amortization	93,389	106,724
Stock-based compensation expense	16,950	21,630
Amortization of debt discount and debt issuance costs	32,776	35,692
Changes in fair value of investments	(264,208)	—
Loss (gain) on foreign exchange contracts	(5,089)	9,499
Impairment and loss (gain) on sale of fixed assets	54,056	—
Other	23,090	3,752
Changes in operating assets and liabilities:
Receivables	(37,532)	(25,581)
Inventory	5,646	18,985
Other assets	1,207	9,474
Accounts payable, accrued expenses and deferred revenues	(11,445)	23,955
Other liabilities	(65,462)	(189)
Net cash provided by operating activities	222,005	378,053

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(28,049)	(22,997)
Proceeds from sale of property and equipment	818	—
Cash balance from consolidation of variable interest entity	15,513	—
Acquisition of Mepha net of cash acquired		(549,463)
Acquisition of Gemin X, net of cash acquired	(184,198)
Acquisition of ChemGenex, net of cash acquired	(179,931)
Purchases of investments	(135,453)	(60)
(Cash settlements of) proceeds from foreign exchange contracts	7,111	(9,499)
Net cash used for investing activities	(504,189)	(582,019)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	349	—
Proceeds from exercises of common stock options	133,703	14,370
Windfall tax benefits from stock-based compensation	12,060	—
Acquisition of Ception non-controlling interest	—	(299,289)
Acquisition of ChemGenex Ltd. non-controlling interest	(6,602)
Acquisition of treasury stock	—	(33)
Payments on and retirements of long-term debt	(35,763)	(221,478)
Net cash provided by (used for) financing activities	103,747	(506,430)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	15,674	(9,793)

NET INCREASE IN CASH AND CASH EQUIVALENTS	(162,763)	(720,189)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,160,239	1,647,635

CASH AND CASH EQUIVALENTS, END OF PERIOD	$997,476	$927,446